Exhibit 2.1


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

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IN RE                                 :          CHAPTER 11 CASE NO.
                                      :
IWO HOLDINGS, INC., ET AL.,           :          05- 10009 (PJW)
                                      :
                                      :          (JOINTLY ADMINISTERED)
                            DEBTORS.  :
--------------------------------------X


                    FINDINGS OF FACT, CONCLUSIONS OF LAW, AND
      ORDER (I) APPROVING (A) THE DEBTORS' DISCLOSURE STATEMENT PURSUANT TO
                SECTIONS 1125 AND 1126(B) OF THE BANKRUPTCY CODE,
              (B) SOLICITATION OF VOTES AND VOTING PROCEDURES, AND
             (C) FORMS OF BALLOTS, AND (II) CONFIRMING THE DEBTORS'
                      JOINT PLAN OF REORGANIZATION PURSUANT
                      TO CHAPTER 11 OF THE BANKRUPTCY CODE

                     IWO Holdings, Inc. and its subsidiaries, as debtors and debtors in possession (collectively "IWO" or the "Debtors"), as proponents of the Plan, as defined below, within the meaning of section 1129 of title 11 of the United States Code (the "Bankruptcy Code"), having jointly proposed the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated and filed with the Bankruptcy Court (the "Court") on January 4, 2005 (the "Plan"), a copy of which is annexed hereto as Exhibit A, including the Plan of Reorganization Supplement, dated and filed with the Court on January 28, 2005 (as the documents contained therein may be further amended or supplemented, the "Plan Supplement"); (1) and (i) the Debtors' Disclosure Statement Relating to Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 1, 2004 and filed with the Court on January 4, 2005 (the "Disclosure Statement"), and (ii) appropriate ballots for voting on the Plan (the "Ballots"), in the form attached as Exhibits "B" and "D" to the Affidavit

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(1) Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to such terms in the Plan.

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of Service and Vote Certification of Financial Balloting Group LLC, sworn to by
Jane Sullivan, Executive Director of Financial Balloting Group LLC ("FBG") on December 30, 2004 and filed with the Court on January 4, 2005 (the "Voting Certification"), having been duly transmitted to holders of Claims in compliance with the procedures (the "Solicitation Procedures") as set forth in the Voting Certification; and the Court having entered that Order (i) Scheduling Hearing to Consider (a) Approval of the Debtors' Disclosure Statement, Solicitation of Votes and Voting Procedures, and Form of Ballots; and (b) Confirmation of the Debtors' Joint Plan of Reorganization and (ii) Approving the Form and Manner of Notice Thereof, dated January 4, 2005 (the "Scheduling Order"), which, among other things, scheduled the hearing to approve the Disclosure Statement on February 9, 2005 (the "Disclosure Hearing"), to be immediately followed by a hearing to consider confirmation of the Plan (the "Confirmation Hearing," together with the Disclosure Hearing, the "February 9 Hearings"); and due notice of the February 9 Hearings having been given to holders of Claims against the Debtors and other parties in interest in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), the Scheduling Order, and the Solicitation Procedures, as established by the affidavits of service, mailing, and/or publication filed with the Court (the "Notice Affidavits"),(2) and such notice being sufficient under the circumstances and no further notice being required; and the Court having considered the Disclosure Statement, the Plan (including the Plan Supplement), the Voting Certification, the Affidavit of James J. Loughlin, Jr. in support of confirmation of the Plan, sworn to on February 4, 2005 and filed with the Court

--------------------
(2) The affidavits of service, mailing, and/or publication include: (1) Affidavit of Service of Financial Balloting Group LLC of January 5 Notice on Holders of Senior Notes, sworn to and filed with the Court on January 7, 2005 (docket #61); (2) Affidavit of Mailing of Kathy Gerber of Bankruptcy Services LLC regarding "Summary of Plan of Reorganization and Notice of (i) Hearing to Consider (a) Debtors' Compliance with Disclosure Requirements and (b) Confirmation of Plan of Reorganization and (ii) Commencement of Chapter 11 Cases," sworn to on January 11, 2005 and filed with the Court on January 12, 2005 (docket #66); and (3) Affidavit of Publication of The Wall Street Journal, sworn to by Denver M. Prince, Advertising Clerk of the Publisher of The Wall Street Journal, sworn to on January 12, 2005 and filed with the Court on January 21, 2005 (docket #80).

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on February 4, 2005 (the "Loughlin Affidavit"); and upon the record of the
February 9 Hearings, which were held before the Court on February 9, 2005; and the Court having considered (i) all objections, if any, to the approval of the Disclosure Statement ("Disclosure Objections") and (ii) all objections, if any, to the confirmation of the Plan ("Confirmation Objections," together with the Disclosure Objections, the "Objections"), and the Objections, if any, having been withdrawn, resolved, or otherwise overruled as set forth herein; and the Court having found and determined that the Disclosure Statement should be approved and the Plan should be confirmed as reflected by the Court's rulings made herein and at the February 9 Hearings; and after due deliberation and sufficient cause appearing therefor, the Court hereby FINDS, DETERMINES, AND CONCLUDES that:

                    FINDINGS OF FACT AND CONCLUSIONS OF LAW
                    ---------------------------------------

                     A. Findings and Conclusions. The findings and conclusions set forth herein and in the record of the February 9 Hearings constitute the Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

                     B. Chapter 11 Petitions. On January 4, 2005 (the "Petition Date"), the Debtors commenced with the Court voluntary cases under chapter 11 of the Bankruptcy Code. The Debtors have operated their business and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code. No statutory committee of unsecured creditors has been appointed pursuant to section 1102 of the Bankruptcy Code.


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                     C. Jurisdiction, Venue, Core Proceeding (28 U.S.C. ss.ss.
157(b)(2), 1334(a)). The Court has jurisdiction over the Debtors' chapter 11 cases pursuant to 28 U.S.C. ss. 1334. Approval of the Disclosure Statement and confirmation of the Plan are core proceedings pursuant to 28 U.S.C. ss. 157(b) and this Court has jurisdiction to enter a final order with respect thereto. The Debtors are eligible debtors under section 109 of the Bankruptcy Code. Venue is proper before this Court pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

                     D. Judicial Notice. The Court takes judicial notice of the docket of the Debtors' chapter 11 cases maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the chapter 11 cases.

                     E. Burden of Proof. The Debtors have the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

                     F. Adequacy of Disclosure Statement. The Disclosure Statement (a) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), (b) contains "adequate information" (as such term is defined in ss. 1125(a)(1) and used in ss. 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (c) is approved in all respects.

                     G. Voting. As evidenced by the Voting Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules for the District of Delaware (the "Local Rules").


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                     H. Solicitation. Prior to the Petition Date, the Plan,
Disclosure Statement, and the Ballots, and, subsequent to the Petition Date, notice of the February 9 Hearings, were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, and the Scheduling Order. The forms of the Ballots adequately addressed the particular needs of these chapter 11 cases and were appropriate for Class 4, the only Class of Claims entitled under the Plan to vote to accept or reject the Plan. The period during which the Debtors solicited acceptances to the Plan was a reasonable period of time for holders to make an informed decision to accept or reject the Plan. The Debtors were not required to solicit votes from the holders of Priority Non-Tax Claims (Class 1), Secured Credit Agreement Claims (Class 2), Other Secured Claims (Class 3), and General Unsecured Claims (Class
5), as each such class is unimpaired under the Plan; the Debtors were not required to solicit votes from the holders of Old Common Stock Interests (Class
6), as such class receives no recovery under the Plan and is deemed to reject the Plan. As described in and as evidenced by the Voting Certification and the Notice Affidavits, the transmittal and service of the Plan, the Disclosure Statement, the Ballots, the notice of the February 9 Hearings, and publication of such notice of the February 9 Hearings (all of the foregoing, the "Solicitation") was timely, adequate and sufficient under the circumstances. The Solicitation of votes on the Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Debtors' chapter 11 cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

                     I. Notice. As is evidenced by the Voting Certification and the Notice Affidavits, the transmittal and service of the Plan, Disclosure Statement, and Ballots were adequate and sufficient under the circumstances, and all parties required to be given notice of the February 9 Hearings (including



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the deadline for filing and serving objections to confirmation of the Plan) have been given due, proper, timely, and adequate notice in accordance with the Scheduling Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and such parties have had an opportunity to appear and be heard with respect thereto. No other or further notice is required.

     COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE
     -----------------------------------------------------------------------

                     J. Plan Compliance with the Bankruptcy Code (11 U.S.C. ss. 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code and, as required by Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtors as the plan proponents, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

                         (i) Proper Classification (11 U.S.C. ss.ss. 1122,
1123(a)(1)). In addition to Administrative Expense Claims and Priority Tax Claims, which need not be classified, sections 3 and 4 of the Plan classify six Classes of Claims and Equity Interests. The Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests. The Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

                         (ii) Specified Unimpaired Classes (11 U.S.C. ss.
1123(a)(2)). Sections 3, 4 and 5 of the Plan specify that Class 1 (Priority Non-Tax Claims), Class 2 (Secured Credit Agreement Claims), Class 3 (Other Secured Claims), and Class 5 (General Unsecured Claims) are unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.



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                         (iii) Specified Treatment of Impaired Classes (11
U.S.C. ss. 1123(a)(3)). Sections 4 and 5 of the Plan designate Class 4 (Senior Note Claims) and Class 6 (Old Common Stock Interests) as impaired and specify the treatment of the Claims and Equity Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

                         (iv) No Discrimination (11 U.S.C. ss. 1123(a)(4)). The
Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

                         (v) Implementation of the Plan (11 U.S.C. ss.
1123(a)(5)). The Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for the implementation of the Plan, including (i) the substantive consolidation of the Debtors for Plan purposes only, (ii) the issuance of the New Common Stock, (iii) the implementation of the Sprint Amendments and the Sprint Settlement, (iv) the cancellation of existing securities and agreements, (v) registration rights,
(vi) the merger of IWO Escrow Company with and into Reorganized IWO Holdings and the New Notes becoming the obligation of Reorganized IWO Holdings guaranteed by the subsidiaries of Reorganized IWO Holdings, (vii) the adoption and filing with the Secretary of State of the State of Delaware of a restated certificate of incorporation of Reorganized IWO Holdings and amendments to the certificates of incorporation of the other Reorganized Debtors and the adoption of restated by-laws of Reorganized IWO Holdings, and (viii) the appointment of the initial Boards of Directors and officers of the Reorganized Debtors, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.



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
                         (vi) Non-Voting Equity Securities / Allocation of
Voting Power (11 U.S.C. ss. 1123(a)(6)). The restated and amended certificates of incorporation of each of the Reorganized Debtors prohibit the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code. The Restated Certificate of Incorporation of Reorganized IWO Holdings authorizes the issuance of one class of common stock (the New Common Stock) and one class of preferred stock. Pursuant to the Plan, only the common stock is being issued. The issuance of the New Common Stock complies with section 1123(a)(6) of the Bankruptcy Code.

                         (vii) Designation of Directors and Officers (11 U.S.C.
ss. 1123(a)(7)). Sections 6.8(b) and (c) of the Plan, as amended by paragraph 20 of this Confirmation Order, contain provisions with respect to the manner of selection of directors and officers of the Reorganized Debtors that are consistent with the interests of creditors, equity security holders, and public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

                         (viii) Additional Plan Provisions (11 U.S.C. ss.
1123(b)). The provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code.

                         (ix) Assumption and Rejection (11 U.S.C. ss. 365(a) and
(b)). Section 9 of the Plan governing the assumption and rejection of executory contracts and unexpired leases meets the requirements of section 365(b) of the Bankruptcy Code.

                     K. The Debtors' Compliance with the Bankruptcy Code (11 U.S.C. ss. 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code. Specifically:

                      (i)        Each of the Debtors is an eligible debtor under
                                 section 109 of the Bankruptcy Code;



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                      (ii)       The Debtors have complied with applicable
                                 provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

                      (iii) The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules in transmitting the Plan, the Disclosure Statement, the Ballots, and related documents and notices and in soliciting and tabulating the votes on the Plan.

                     L. Plan Proposed in Good Faith (11 U.S.C. ss. 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtors' good faith is evident from the facts and record of these chapter 11 cases, the Disclosure Statement, and the record of the February 9 Hearings and other proceedings held in these chapter 11 cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors' estates and to effectuate a successful reorganization of the Debtors. The Plan was negotiated at arms' length among representatives of the Debtors, the Agent, the Steering Committee of Lenders, and the Senior Noteholder Committee. Further, the Plan's classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arms' length, are consistent with sections 105, 1122, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors' successful reorganization.

                     M. Payment for Services or Costs and Expenses (11 U.S.C. ss. 1129(a)(4)).

                          (i) Any payment made or to be made by the Debtors for
services or for costs and expenses of the Debtors' professionals in connection with their Reorganization Cases, or in connection with the Plan and incident to their Reorganization Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.


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                          (ii) As part of the negotiated terms on which the
Agent, the Steering Committee of Lenders, and the Senior Noteholder Committee agreed to proceed with the consensual, pre-packaged restructuring reflected in the Plan, the Debtors have agreed to pay the reasonable fees and expenses of certain professionals to such parties. To the extent the Debtors and any party requesting such fees and expenses cannot agree as to the amount of such fees and expenses, the Court shall determine the reasonable amount of such fees and expenses.

                     N. Directors, Officers, and Insiders (11 U.S.C. ss. 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as the initial directors and officers of the Reorganized Debtors after confirmation of the Plan have been fully disclosed to the extent such information is available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Equity Interests in the Debtors and with public policy. To the extent available, the identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of such insider's compensation have also been fully disclosed.

                     O. No Rate Changes (11 U.S.C. ss. 1129(a)(6)). The Plan does not provide for rate changes by any of the Reorganized Debtors.

                     P. Best Interest of Creditors (11 U.S.C. ss. 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis provided in the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an impaired Claim or Equity Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Consummation Date, that is not less than the



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amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

                     Q. Acceptance by Certain Classes (11 U.S.C. ss. 1129(a)(8)). Class 1 (Priority Non-Tax Claims), Class 2 (Senior Credit Agreement Claims), Class 3 (Other Secured Claims), and Class 5 (General Unsecured Claims) of the Plan are Classes of unimpaired Claims that are conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. Class 4 (Senior Note Claims) has voted to accept the Plan in accordance with sections 1126(b) and (c) of the Bankruptcy Code, and such Class does not include insiders of the Debtors. Class 6 (Old Common Stock Interests) is impaired by the Plan and is not entitled to receive or retain any property under the Plan and, therefore, is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Although section 1129(a)(8) is not satisfied with respect to the deemed rejection of Class 6, the Plan may nevertheless be confirmed because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Class 6.

                     R. Treatment of Administrative Expense Claims, Tax Claims, and Other Priority Claims (11 U.S.C. ss. 1129(a)(9)). The treatment of Allowed Administrative Expense Claims pursuant to section 2.1 of the Plan and Priority Non-Tax Claims pursuant to section 4.1 of the Plan satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code. The treatment of Priority Tax Claims pursuant to section 2.3 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code. Pursuant to section 8.1 of the Plan, no holder of an Administrative Expense Claim is required to file a proof of claim or request for payment of administrative expenses under section 503(b) of the Bankruptcy Code. On and after the Confirmation Date, all such valid Claims shall be paid in the ordinary course of business of the Reorganized



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Debtors, subject to the Debtors' and Reorganized Debtors' ability to dispute such Claims in accordance with the Plan and applicable non-bankruptcy law.

                     S. Acceptance By Impaired Class (11 U.S.C. ss. 1129(a)(10)). Class 4 (Senior Note Claims) voted to accept the Plan by the requisite majorities, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

                     T. Feasibility (11 U.S.C. ss. 1129(a)(11)). The evidence proffered or adduced at the Confirmation Hearing (i) is persuasive and credible,
(ii) has not been controverted by other evidence, and (iii) establishes that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and their business in the ordinary course and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

                     U. Payment of Fees (11 U.S.C. ss. 1129(a)(12)). All fees payable under section 1930 of title 28, United States Code, as determined by the Bankruptcy Code, have been or will be paid on or before the Consummation Date pursuant to section 14.1 of the Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

                     V. Continuation of Retiree Benefits (11 U.S.C. ss. 1129(a)(13)). Section 9.7 of the Plan provides that except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and Benefit Plans of the Debtors, including Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed hereunder. The Debtors' obligations



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under such plans and programs shall survive confirmation of the Plan, except for
(i) executory contracts or Benefit Plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract. Accordingly, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.

                     W. No Unfair Discrimination; Fair and Equitable (11 U.S.C. ss. 1129(b)). Class 6 (Old Common Stock Interests) is deemed to have rejected the Plan. Based upon the evidence proffered, adduced, and presented by the Debtors at the Confirmation Hearing, the Plan does not discriminate unfairly with respect to and is fair and equitable with respect to Class 6, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, because no holder of any interest that is junior to the Old Common Stock Interests will receive or retain any property under the Plan on account of such junior interest, and no holder of a Claim in a Class senior to Class 6 is receiving more than 100% on account of its Claim. Thus, the Plan may be confirmed notwithstanding the deemed rejection of the Plan by Class 6.

                     X. Principal Purpose of the Plan (11 U.S.C. ss. 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

                     Y. Good Faith Solicitation (11 U.S.C. ss. 1125(e)). Based on the record before the Court in these chapter 11 cases, the Debtors, the Reorganized Debtors, US Unwired, and, to the extent they participated in the offer and issuance of securities under the Plan of Reorganization, IWO Escrow



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Company, the Lenders, the Steering Committee of Lenders, the Agent, the holders of Senior Note Claims, the Senior Noteholder Committee, and Sprint PCS, and each of their respective successors, predecessors, control persons, members, affiliates, agents, directors, officers, employees, investment bankers, financial advisors, accountants, attorneys, and other professionals have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and the Local Rules in connection with all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and, to the extent such parties are listed therein, the exculpation provisions set forth in section 7.12 of the Plan. None of the entities and individuals listed in this paragraph shall be liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan of Reorganization or the offer and issuance of the securities under the Plan of Reorganization.

                     Z. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

                     AA. Retention of Jurisdiction. The Court may properly, and upon the Consummation Date shall, retain jurisdiction over the matters set forth in section 13 of the Plan and section 1142 of the Bankruptcy Code.

                                      ORDER
                                      -----

                     ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

                     1. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy



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Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.

                     2. Notice of the February 9 Hearings complied with the terms of the Scheduling Order, was appropriate and satisfactory based upon the circumstances of the Debtors' chapter 11 cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules. The solicitation of votes on the Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Debtors' chapter 11 cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

                     3. The forms of Ballots annexed to the Voting Certification are in compliance with Fed. R. Bankr. P. 3018(c), conform to Official Form Number 14, and are approved in all respects.

                     4. The Disclosure Statement (a) contains sufficient information of a kind necessary to satisfy the disclosure requirements of applicable nonbankruptcy law, including, without limitation, the Securities Act,
(b) contains "adequate information" (as such term is defined in ss. 1125(a)(1) and used in ss. 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (c) is approved in all respects.

                     5. The Plan and each of its provisions shall be, and hereby are, confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan and the Plan Supplement are incorporated by this reference into and are an integral part of the Plan and this Confirmation Order.



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
                     6. All Objections, responses to, and statements and comments in opposition to, the Plan and Disclosure Statement, respectively, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the February 9 Hearings, shall be, and hereby are, overruled for the reasons stated on the record.

                     7. The Debtors and the Reorganized Debtors shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other actions as may be necessary to effectuate and further evidence the terms and conditions of the Plan, including, without limitation, (i) to make the payments provided for in the Plan, (ii) to execute and deliver the Management Incentive Plan, the New Common Stock, and the Registration Rights Agreement, (iii) to effectuate the merger of IWO Escrow Company with and into Reorganized IWO Holdings, and (iv)
(a) to execute and deliver an Application and Agreement for Irrevocable Standby Letter of Credit in the face amount of $1,691,655.00, a Letter of Credit Reimbursement and Security Agreement (Standby Letter of Credit), and an Assignment of Deposit Account with or for the benefit of KeyBank National Association, (b) to secure the same with cash collateral in said amount and (c) to execute and delivery any and all other agreements required by KeyBank National Association in connection therewith, the Court finding that such agreements and undertaking by one, some or all of IWO Holdings, Inc., Independent Wireless One Corporation, or Independent Wireless One Leased Realty Corporation are pursuant to and as contemplated by section 4.2(b) of the Plan.

                     8. All joinders, supplemental indentures, assumption agreements, and guarantees arising out of the merger of IWO Escrow Company into Reorganized IWO Holdings, pursuant to which (i) Reorganized IWO Holdings will assume the obligations under the New Notes and the documents executed in connection the New Notes and (ii) the subsidiaries of Reorganized IWO Holdings will guarantee Reorganized IWO Holdings' obligations under the New Notes and pledge certain assets as security for such guarantees, are hereby authorized and approved.

                     9. Pursuant to the appropriate provisions of the General Corporation Law of the State of Delaware and section 1142(b) of the Bankruptcy Code, no action of the respective directors or stockholders of the Debtors shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan and any contract, instrument, or other document to be executed, delivered, adopted or amended in connection with the implementation of the Plan.

                     10. On or after entry of this Order and subject to the occurrence of the Consummation Date, the provisions of the Plan shall bind the Debtors, the Reorganized Debtors, all holders of Claims and Equity Interests of the Debtors (irrespective of whether such Claims or Equity Interests are impaired under the Plan or whether the holders of such Claims or Equity Interests accepted or are deemed to have accepted the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtors, any other party in interest in the Reorganization Cases, and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing.

                     11. Except as otherwise provided in the Plan or in this Order, from and after the Consummation Date, the Reorganized Debtors shall be vested with all property of the Estates, free and clear of all Claims, liens, encumbrances, charges and other interests of creditors and equity security holders of the Debtors. From and after the Consummation Date, the Reorganized Debtors may operate each of their businesses free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Court, or the United States Trustee (except for quarterly operating reports and fees associated therewith).

                     12. Pursuant to section 6.1 of the Plan, the Plan is premised upon the substantive consolidation of the Debtors. Accordingly, on the Consummation Date, the Debtors and their estates shall, solely for Plan purposes, be deemed merged and (i) all assets and liabilities of the Debtors shall be treated for Plan of Reorganization purposes only as though they were merged, (ii) all guarantees of any Debtor of the payment, performance, or collection of obligations of any other Debtor shall be eliminated and canceled,
(iii) all joint obligations of two or more Debtors, and all multiple Claims against such entities on account of such joint obligations, shall be considered a single Claim against the Debtors, and (iv) any Claim filed in the Reorganization Cases of any Debtor shall be deemed filed against the consolidated Debtors and a single obligation of the consolidated Debtors on and after the Consummation Date. Such substantive consolidation shall not (other than for Plan voting, treatment, and distribution purposes) affect (a) the legal and corporate structures of the Debtors, (b) any Intercompany Claims, or (c) the equity interests in the subsidiaries of IWO Holdings.

                     13. Reorganized IWO Holdings is authorized to issue the New Common Stock. The Registration Rights Agreement will be, upon execution and delivery, a legal, valid, and binding obligation of Reorganized IWO Holdings and enforceable against Reorganized IWO Holdings in accordance with its terms.

                     14. The Debtors are hereby authorized to enter into and consummate the Sprint Settlement, including the Sprint Amendments, and the Sprint Settlement is hereby approved in all respects.

                     15. The Restated Certificate of Incorporation of Reorganized IWO Holdings and the amendments to the certificates of incorporation of the other Reorganized Debtors, in the forms included in the Plan Supplement, and the terms of the New Common Stock, comply in all respects with section 1123(a)(6) of the Bankruptcy Code, and are hereby approved. The adoption and filing by the Reorganized Debtors of their respective restated certificate of incorporation or amendment to their certificates of incorporation are hereby authorized, ratified, and approved.

                     16. Each professional and other entity requesting compensation or reimbursement of expenses pursuant to sections 330 and 503(b) of the Bankruptcy Code for services rendered up to the Consummation Date (including compensation requested pursuant to subsection 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code by any professional or other entity for making a substantial contribution in the Debtors' chapter 11 cases) shall file with the Court an application on or before 30 days following the date of entry of this Order for final allowance of compensation and reimbursement of expenses (a "Final Fee Application"), together with proof of service thereof, and shall serve such application on (i) counsel for Debtors, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, 10153, Attention: Jeffrey Tanenbaum, Esq., and Richards, Layton & Finger, One Rodney Square, P.O. Box 551, Wilmington, Delaware, 19899, Attention: Mark D. Collins, Esq.; (ii) counsel to the Ad Hoc Committee of Senior Noteholders: Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attention: Andrew N. Rosenberg, Esq.; and (iii) Office of the United States Trustee, 844 N. King Street, Wilmington, Delaware 19801, Attention: Margaret Harrison, Esq. (collectively, (i) through (iii), the "Notice Parties"). A hearing on the Final

Fee Applications shall be held on March 28, 2005 at 1:30 p.m. prevailing Eastern Time (the "Final Fee Hearing").

                     17. Any objections to any Final Fee Applications shall be filed with the Court, together with proof of service thereof, and served upon the applicant and the Notice Parties, so as to be received not later than 4:00 p.m. prevailing Eastern Time on the date that is five Business Days prior to the Final Fee Hearing.

                     18. Subject to the terms and conditions of any interim or Final Order of the Bankruptcy Court authorizing the use of cash collateral, administrative expenses incurred by the Debtors or the Reorganized Debtors after the Consummation Date, including (without limitation) Claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtors or the Reorganized Debtors, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval. The Debtors shall pay the costs and expenses incurred by the Agent (including, without limitation, the reasonable fees and expenses of counsel and the financial advisor to the Agent) in connection with consummation of the Plan.

                     19. Notwithstanding anything to the contrary herein, any debts held by a Debtor against another Debtor will be adjusted and discharged to the extent determined appropriate by the Debtors, taking into account the economic condition of the applicable Reorganized Debtor.

                     20. Section 6.8(b) of the Plan is hereby amended to substitute the number "7" for the number "5" in the second sentence so that such sentence provides "The initial Board of Directors of Reorganized IWO Holdings shall consist of 7 members all of whom shall be selected by the Senior Noteholder Committee." Pursuant to section 14.4 of the Plan, holders of Claims in Class 4 that have accepted the Plan shall be deemed to have accepted the

Plan, as amended, as the proposed amendment does not materially and adversely change the treatment of Class 4 Claims. All holders of Claims who were deemed to accept the Plan because such Claims were unimpaired shall continue to be deemed to accept the Plan, as, after giving effect to this amendment, all such Claims continue to be unimpaired.

                     21. Each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution. Any party issuing any instruments or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or distributing party for payment of any such tax obligations.

                     22. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, assignments, or liens securing New Notes executed or granted in connection with any of the transactions contemplated under the Plan of Reorganization shall not be subject to any stamp or other similar tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Petition Date through and including the Consummation Date, including, without limitation, the transfers effectuated under the Plan, the sale by the Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code, and the assumption, assignment, and sale by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, thus, shall not be subject to any stamp or other similar tax.

                     23. To the extent that a release or other provision in the Plan constitutes a compromise of a controversy, this Confirmation Order shall constitute an order under Bankruptcy Rule 9019 approving such compromise.

                     24. As of the Consummation Date, the confirmation of the Plan shall (i) pursuant to section 11.3 of the Plan and except as otherwise provided in the Plan, discharge all Claims against or Equity Interests in the Debtors of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against their estates or properties or interests in property, but excluding any Claims expressly created or preserved pursuant to the payoff letter signed by certain of the Debtors and the Agent in connection with consummation of the Plan, and except as provided otherwise in the Plan, all persons or entities shall be precluded from asserting against the Debtors or the Reorganized Debtors or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Consummation Date and (ii) pursuant to section 6.4 of the Plan, terminate all rights and interests of the holders of all Equity Interests in IWO Holdings.

                     25. Pursuant to section 11.4(a) of the Plan, this Confirmation Order shall, except as otherwise expressly provided in the Plan, constitute an injunction from and after the Consummation Date, permanently restraining all Persons or entities who have held, hold or may hold Claims or Equity Interests from (i) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against any of the Reorganized Debtors, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree or order against any Reorganized Debtor with respect to any such Claim or Equity Interest, (iii) creating, perfecting or enforcing any encumbrance of any kind against any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor with respect to any such Claim or Equity Interest, (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor, with respect to any such Claim or Equity Interest, except as allowed by any contract assumed by any Reorganized Debtor, and (v) pursuing any claim released pursuant to section 11.6 of the Plan.

                     26. Pursuant to section 11.4(b) of the Plan, unless otherwise provided in the Plan, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Consummation Date.

                     27. Pursuant to section 11.5 of the Plan, subject to the occurrence of the Consummation Date, the obligations of the Debtors as of the Petition Date to indemnify, defend, reimburse, or limit the liability of directors or officers who were directors or officers of the Debtors on or after the Petition Date, respectively, against any claims or causes of action as provided in the Debtors' certificates of incorporation, bylaws or other organizational documents, or applicable state law, shall survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Petition Date.

                     28. All releases and exculpation provisions embodied in the Plan, including but not limited to those contained in sections 7.12 and 11.6 of the Plan, are fair and equitable and given for valuable consideration and are in the best interest of the Debtors and all parties in interest, and such provisions shall be effective and binding on all persons and entities, to the extent provided therein. Nothing in sections 7.12 or 11.6 of the Plan shall be construed as a release of gross negligence, breach of fiduciary duty that results in a personal profit at the expense of the Debtors' estates, or willful misconduct of any of the entities or parties described in sections 7.12 or 11.6 of the Plan.

                     29. Pursuant to section 12.1 of the Plan, effective as of the Consummation Date, the Debtors shall be deemed to have waived the right to prosecute, and to have settled and released for fair value, any avoidance or recovery actions under sections 545, 547, 548, 549, 550, and 551 of the Bankruptcy Code that belong to the Debtors and/or which the Debtors could have prosecuted as debtors or debtors in possession.

                     30. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby directed and authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Confirmation Order.

                     31. The issuance of the New Common Stock shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code.

                     32. Except as otherwise provided in this Confirmation Order and subject to section 1144 of the Bankruptcy Code, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur. Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.

                     33. Notwithstanding the entry of this Confirmation Order or the occurrence of the Consummation Date, the Court will retain such jurisdiction over the Debtors' chapter 11 cases as is legally permissible, including jurisdiction over the matters set forth in section 13 of the Plan.

                     34. Pursuant to section 9.1 of the Plan, on the Consummation Date, the Debtors shall assume the Sprint Agreements, as amended by the Sprint Amendments.

                     35. Pursuant to section 9.2 of the Plan and sections 365, 1123(b)(2) and (3) of the Bankruptcy Code, (i) the Debtors shall assume the Management Agreement; (ii) the Debtors shall pay to US Unwired all amounts due at that time under, and in accordance with the terms of, the Management Agreement, including, but not limited to, any unpaid Management Fee, the Restructuring Premium, the Early Termination Fee, and the Transaction Fee (all as defined in the Management Agreement), without regard to any provision that expressly or impliedly refers to the approval, belief, satisfaction or any other similar finding of the Chief Restructuring Officer of the Debtors, in full satisfaction of all obligations due US Unwired through the Consummation Date;
(iii) the Management Agreement, unless previously terminated, shall be deemed terminated as of the Consummation Date pursuant to section 5(b) of the Management Agreement and the release contained in section 11.6 of the Plan shall apply to all claims or causes of action against US Unwired that exist as of that date; and (iv) the Transition Period (as defined in the Management Agreement), unless previously commenced, shall commence on the Consummation Date and any and all further amounts due under the Management Agreement in accordance with the Management Agreement after such termination shall be paid on time and without regard to any provision of the Management Agreement that expressly or impliedly refers to the approval, belief, satisfaction or any other similar finding of the Chief Restructuring Officer of the Debtors, provided that US Unwired is not otherwise in breach of its obligations under the Management Agreement.

                     36. Pursuant to section 9.3 of the Plan, except as provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, on the Consummation Date, the Debtors shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed on or before the Confirmation Date, or (iv) is set forth in a schedule, as an executory contract or unexpired lease to be rejected, filed as part of the Plan Supplement. Such assumptions are hereby approved as of the Consummation Date pursuant to sections 365(b) and 1123(b) of the Bankruptcy Code.

                     37. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such Exhibit), the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws.

                     38. Pursuant to section 365(d)(4) of the Bankruptcy Code, the time within which the Debtors may assume or reject any unexpired lease of nonresidential real property under section 365(a) of the Bankruptcy Code is extended to and including the Consummation Date or May 9, 2005, whichever is earlier.

                     39. Pursuant to section 1121(d) of the Bankruptcy Code, the time within which the Debtors shall have the exclusive right to file a chapter 11 plan is extended through and including the Consummation Date or May 9, 2005, whichever is earlier, and the time within which the Debtors shall have the exclusive right to solicit acceptances of a chapter 11 plan is extended through and including the Consummation Date or July 11, 2005, whichever is earlier.

                     40. The Debtors shall pay in full in Cash any unpaid fees or charges assessed against the Debtors' estates under section 1930(a)(6) of chapter 123 of title 28 of the United States Code on the Consummation Date.

                     41. Notwithstanding anything else in this Order or in the Plan, all distributions to the holders of Senior Note Claims shall be made by the Indenture Trustee, and the provisions of the Indenture relating to distributions and the rights of the Indenture Trustee, including the rights to payment of fees and reimbursement of expenses and lien rights relating thereto shall remain in effect on and after the Consummation Date. The Indenture Trustee's reasonable fees and expenses shall be paid on the Consummation Date in cash by the Debtors as part of the Debtors' treatment of the Senior Note Claims and the Indenture Trustee shall not be required to file an application for an administrative expense in order to receive payment.

                     42. Subject to making distributions of the New Common Stock to the holders of the Senior Note Claims under the Plan, the Indenture Trustee and its successors and assigns shall be relieved of all obligations associated with the Senior Notes and the Indenture, effective as of the Consummation Date.

Upon the Consummation Date, the Indenture will be deemed canceled as permitted by section 1123(a)(5) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be discharged except for the Debtors' obligation to pay, reimburse, and indemnify the Indenture Trustee and the rights of the Indenture Trustee to payment thereof (including any priority or lien rights); provided that the Indenture shall continue in effect for the purpose of allowing the Indenture Trustee, its agent or servicer to make the distributions to be made on account of the Class 4 Claims under the Plan. Following the initial distribution to the Class 4 Claims, the Indenture Trustee shall be discharged of all further duties under the Indenture.

                     43. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Court or the Office of the U.S. Trustee, except for monthly operating reports, is hereby waived as to any such list, schedule, or statement not filed as of the Confirmation Date.

                     44. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Confirmation Date, the Debtors shall serve notice of the entry of this Confirmation Order, substantially in the form annexed hereto as Exhibit B, to all parties who hold a Claim or Equity Interest in these cases. Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of entry of this Order.

                     45. The stay of this Confirmation Order provided by any Bankruptcy Rule (including Bankruptcy Rule 3020(e)), whether for ten (10) days or otherwise, is hereby waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.

                     46. To the extent of any inconsistency between this Confirmation Order and the Plan, this Confirmation Order shall govern.

                     47. The failure to specifically include any particular provision of the Plan in this Confirmation Order will not diminish the effectiveness of such provision, it being the intent of this Court that the Plan is confirmed in its entirety and incorporated herein by this reference.




Dated:     Wilmington, Delaware
           February 9, 2005



                                 /s/ Peter J. Walsh
                                 --------------------------------------
                                 UNITED STATES BANKRUPTCY JUDGE

                                                                     Exhibit A


UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

--------------------------------------------X
                                            :
IN RE                                       :       CHAPTER 11 CASE NO.
                                            :
IWO HOLDINGS, INC., ET AL.,                 :       05-10009(PJW)
                                            :
         DEBTORS.                           :       (JOINTLY ADMINISTERED)
                                            :
--------------------------------------------X




                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------





WEIL, GOTSHAL & MANGES LLP                RICHARDS, LAYTON & FINGER, P.A.
Attorneys for Debtors and                 Attorneys for Debtors and
    Debtors In Possession                        Debtors In Possession
767 Fifth Avenue                          One Rodney Square
New York, New York  10153                 P.O. Box 551
(212) 310-8000                            Wilmington, Delaware 19899
                                          (302) 651-7700



Dated: January 4, 2005

                                TABLE OF CONTENTS

SECTION 1                 DEFINITIONS AND INTERPRETATION..................................................................1

           A. Definitions.................................................................................................1

           1.1.      Administrative Expense Claim.........................................................................1

           1.2.      Agent................................................................................................1

           1.3.      Allowed..............................................................................................1

           1.4.      Bankruptcy Code......................................................................................1

           1.5.      Bankruptcy Court.....................................................................................1

           1.6.      Bankruptcy Rules.....................................................................................1

           1.7.      Benefit Plans........................................................................................2

           1.8.      Business Day.........................................................................................2

           1.9.      Cash.................................................................................................2

           1.10.     Claim................................................................................................2

           1.11.     Class................................................................................................2

           1.12.     Collateral...........................................................................................2

           1.13.     Confirmation Date....................................................................................2

           1.14.     Confirmation Hearing.................................................................................2

           1.15.     Confirmation Order...................................................................................2

           1.16.     Consummation Date....................................................................................2

           1.17.     Cure.................................................................................................2

           1.18.     Debtors..............................................................................................3

           1.19.     Disbursing Agent.....................................................................................3

           1.20.     Disclosure Statement.................................................................................3

           1.21.     Disputed Claim.......................................................................................3

           1.22.     Distribution Record Date.............................................................................3

           1.23.     Equity Interest......................................................................................3

           1.24.     Estates..............................................................................................3

           1.25.     Final Order..........................................................................................3

           1.26.     General Unsecured Claim..............................................................................4

           1.27.     Indenture............................................................................................4

           1.28.     Indenture Trustee....................................................................................4

           1.29.     IWO..................................................................................................4


                                       i

           1.30.     IWO Escrow Company...................................................................................4

           1.31.     Lenders..............................................................................................4

           1.32.     Letters of Credit....................................................................................4

           1.33.     Lien.................................................................................................4

           1.34.     Management Agreement.................................................................................4

           1.35.     Management Incentive Plan............................................................................4

           1.36.     New Common Stock.....................................................................................5

           1.37.     New Notes............................................................................................5

           1.38.     New Notes Offering...................................................................................5

           1.39.     Old Common Stock Interest............................................................................5

           1.40.     Other Secured Claims.................................................................................5

           1.41.     Person...............................................................................................5

           1.42.     Petition Date........................................................................................5

           1.43.     Plan of Reorganization or Plan.......................................................................5

           1.44.     Plan of Reorganization Supplement....................................................................5

           1.45.     Priority Non-Tax Claim...............................................................................6

           1.46.     Priority Tax Claim...................................................................................6

           1.47.     Ratable Proportion...................................................................................6

           1.48.     Registration Rights Agreement .......................................................................6

           1.49.     Release Parties......................................................................................6

           1.50.     Reorganization Cases.................................................................................6

           1.51.     Reorganized IWO Holdings.............................................................................6

           1.52.     Reorganized Debtors..................................................................................6

           1.53.     Restated Bylaws......................................................................................6

           1.54.     Restated Certificate of Incorporation................................................................6

           1.55.     Secured Claim........................................................................................7

           1.56.     Secured Credit Agreement.............................................................................7

           1.57.     Secured Credit Agreement Claim.......................................................................7

           1.58.     Senior Notes.........................................................................................7

           1.59.     Senior Note Claim....................................................................................7

           1.60.     Senior Noteholder Committee..........................................................................7


                                       ii

           1.61.     Sprint PCS...........................................................................................7

           1.62.     Sprint Agreements....................................................................................7

           1.63.     Sprint Amendments....................................................................................7

           1.64.     Sprint Settlement....................................................................................7

           1.65.     Steering Committee of Lenders........................................................................8

           1.66.     US Unwired...........................................................................................8

           B. Interpretation; Application of Definitions and Rules of Construction........................................8

SECTION 2                 PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS.................8

           2.1.      Administrative Expense Claims........................................................................8

           2.2.      Professional Compensation and Reimbursement Claims...................................................8

           2.3.      Priority Tax Claims..................................................................................9

SECTION 3                 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS...................................................9

SECTION 4                 PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS........................................10

           4.1.      Priority Non-Tax Claims (Class 1)...................................................................10

           4.2.      Secured Credit Agreement Claims (Class 2)...........................................................10

           4.3.      Other Secured Claims (Class 3)......................................................................11

           4.4.      Senior Note Claims (Class 4)........................................................................11

           4.5.      General Unsecured Claims (Class 5)..................................................................11

           4.6.      Old Common Stock Interests (Class 6)................................................................12

SECTION 5                 IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED; ACCEPTANCE OR  REJECTION OF THIS
                          PLAN OF REORGANIZATION.........................................................................12

           5.1.      Holders of Claims and Equity Interests Entitled to Vote.............................................12

SECTION 6                 MEANS OF IMPLEMENTATION........................................................................13

           6.1.      Substantive Consolidation...........................................................................13

           6.2.      Issuance of New Common Stock........................................................................13

           6.3.      Sprint Amendments and Settlement....................................................................13

           6.4.      Cancellation of Existing Securities and Agreements..................................................14

           6.5.      Possible Conversion of Independent Wireless One Corporation into a Limited Liability Company........14


                                      iii

           6.6.      Registration Rights.................................................................................14

           6.7.      The New Notes Offering..............................................................................14

           6.8.      General Corporate Action............................................................................14

SECTION 7                 PROVISIONS GOVERNING DISTRIBUTIONS.............................................................15

           7.1.      Date of Distributions...............................................................................15

           7.2.      Disbursing Agent....................................................................................15

           7.3.      Record Date for Distribution........................................................................16

           7.4.      Delivery of Distributions...........................................................................16
           7.5.      Manner of Payment Under Plan of Reorganization......................................................16

           7.6.      Fractional Shares...................................................................................17

           7.7.      Allocation of Plan Distributions Between Principal and Interest.....................................17

           7.8.      Distribution of New Common Stock....................................................................17

           7.9.      Setoffs and Recoupment..............................................................................17

           7.10.     Distributions After Consummation Date...............................................................17

           7.11.     Rights and Powers of Disbursing Agent...............................................................17

           7.12.     Exculpation.........................................................................................18

           7.13.     Exemption from Securities Law.......................................................................18

SECTION 8                 PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER PLAN OF REORGANIZATION...........................18

           8.1.      Disputed Claims/Process.............................................................................18

           8.2.      Objections to Claims................................................................................19

           8.3.      No Distributions Pending Allowance..................................................................19

           8.4.      Distributions After Allowance.......................................................................19

SECTION 9                 TREATMENT OF EXECUTORY  CONTRACTS AND UNEXPIRED LEASES.........................................19

           9.1.      Assumption of Sprint Agreements, as Amended.........................................................19

           9.2.      Assumption of Management Agreement..................................................................20

           9.3.      Assumed Contracts and Leases........................................................................20

           9.4.      Payments Related to Assumption of Contracts and Leases..............................................21

           9.5.      Rejected Contracts and Leases.......................................................................21

           9.6.      Claims Based on Rejection of Executory Contracts or Unexpired Leases................................21


                                       iv

           9.7.      Compensation and Benefit Plans and Treatment of Retirement Plan.....................................21

SECTION 10                CONDITIONS PRECEDENT TO CONSUMMATION DATE......................................................22

           10.1.     Conditions Precedent to Consummation Date of Plan of Reorganization.................................22

           10.2.     Waiver of Conditions Precedent......................................................................22

SECTION 11                EFFECT OF CONFIRMATION.........................................................................23

           11.1.     Vesting of Assets...................................................................................23

           11.2.     Binding Effect......................................................................................23

           11.3.     Discharge of the Debtors............................................................................23

           11.4.     Term of Injunctions or Stays........................................................................23

           11.5.     Indemnification Obligations.........................................................................24

           11.6.     Limited Release.....................................................................................24

SECTION 12                WAIVER OF CLAIMS...............................................................................25

           12.1.     Avoidance Actions...................................................................................25

SECTION 13                RETENTION OF JURISDICTION......................................................................25

SECTION 14                MISCELLANEOUS PROVISIONS.......................................................................27

           14.1.     Payment of Statutory Fees...........................................................................27

           14.2.     Administrative Expenses Incurred After the Confirmation Date........................................27

           14.3.     Intercompany Claims.................................................................................27

           14.4.     Amendment...........................................................................................27

           14.5.     Section 1125(e) of the Bankruptcy Code..............................................................28

           14.6.     Compliance with Tax Requirements....................................................................28

           14.7.     Exemption from Transfer Taxes.......................................................................28

           14.8.     Expedited Tax Determination.........................................................................29

           14.9.     Severability of Plan Provisions.....................................................................29

           14.10.    Governing Law.......................................................................................29

           14.11.    No Admissions.......................................................................................30

           14.12.    Notices.............................................................................................30

                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------

IWO Holdings, Inc. and its subsidiaries, Independent Wireless One Corporation and Independent Wireless One Leased Realty Corporation, debtors and debtors in possession, jointly propose the following chapter 11 Plan of Reorganization, dated as of January 4, 2005, pursuant to section 1121(a) of the Bankruptcy Code:

                                    SECTION 1

                         DEFINITIONS AND INTERPRETATION

A.                   Definitions.

                     The following terms used herein shall have the respective meanings defined below:

                     1.1. ADMINISTRATIVE EXPENSE CLAIM means any right to payment constituting a cost or expense of administration of the Reorganization Cases allowed under sections 503(b), 507(a)(1) and 507(b) of the Bankruptcy Code.

                     1.2. AGENT means JPMorgan Chase Bank, the administrative agent of the Lenders under the Secured Credit Agreement.

                     1.3. ALLOWED means, with reference to any Claim or Equity Interest, (a) any Claim or Equity Interest (i) as to which no objection to allowance has been interposed on or before the Consummation Date or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, provided, however, that such period may not exceed sixty (60) days after the Consummation Date, or (ii) as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (b) any Claim or Equity Interest as to which the liability of the Debtors and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court or (c) any Claim or Equity Interest expressly allowed hereunder.

                     1.4. BANKRUPTCY CODE means title 11, United States Code, as applicable to the Reorganization Cases, as now in effect or hereafter amended.

                     1.5. BANKRUPTCY COURT means the United States Bankruptcy Court for the District of Delaware or any other court with jurisdiction over the Reorganization Cases.

                     1.6. BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, as amended from time to time, applicable to the Reorganization Cases, and the local rules of the Bankruptcy Court.

                     1.7. BENEFIT PLANS means all benefit plans, policies and programs sponsored by the Debtors, including, without limitation, all savings plans and health and welfare plans.

                     1.8. BUSINESS DAY means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

                     1.9. CASH means legal tender of the United States of America.

                     1.10. CLAIM has the meaning set forth in section 101(5) of the Bankruptcy Code.

                     1.11. CLASS means any group of substantially similar Claims or Equity Interests classified by the Plan of Reorganization pursuant to sections 1122 and 1129(a)(1) of the Bankruptcy Code.

                     1.12. COLLATERAL means any property or interest in property of the Debtors' Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise determined to be invalid under the Bankruptcy Code or applicable law.

                     1.13. CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

                     1.14. CONFIRMATION HEARING means the hearing to be held by the Bankruptcy Court regarding confirmation of this Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

                     1.15. CONFIRMATION ORDER means the order of the Bankruptcy Court confirming this Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code.

                     1.16. CONSUMMATION DATE means the first Business Day on which all the conditions precedent to the Consummation Date specified in section
10.1 hereof shall have been satisfied or waived as provided in section 10.2 hereof; provided, however, that if a stay of the Confirmation Order is in effect, the Consummation Date shall be the first Business Day after such stay is no longer in effect.

                     1.17. CURE means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (i) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (ii) permit the Debtors to assume such executory contract or unexpired lease under section 365(a) of the Bankruptcy Code.

                     1.18. DEBTORS means IWO Holdings, Independent Wireless One Corporation, and Independent Wireless One Leased Realty Corporation, debtors in the Reorganization Cases.

                     1.19. DISBURSING AGENT means any entity in its capacity as a disbursing agent under section 7.2 hereof.

                     1.20. DISCLOSURE STATEMENT means that certain disclosure statement relating to the Debtors' Plan of Reorganization, including, without limitation, all exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

                     1.21. DISPUTED CLAIM means, with respect to an Administrative Claim, Claim or Equity Interest, any such Administrative Claim, Claim or Equity Interest (a) to the extent neither allowed nor disallowed pursuant to the Plan or a Final Order nor deemed allowed pursuant to the Plan or sections 502, 503, or 1111 of the Bankruptcy Code or (b) for which a proof of claim or interest or (in the case of an Administrative Claim) a motion for payment has been timely filed with the Bankruptcy Court, to the extent any party in interest has interposed a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, or the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order.

                     1.22. DISTRIBUTION RECORD DATE means the record date for purposes of making distributions under the Plan of Reorganization on account of Allowed Claims, which date shall be the fifth Business Day before the Confirmation Date.

                     1.23. EQUITY INTEREST means the interest of any holder of equity securities of IWO Holdings represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in IWO Holdings, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire any such interest and any redemption, conversion, exchange, voting, participation and dividend rights and liquidation preferences relating to any such equity securities. When used in the Plan of Reorganization, the term "Equity Interest" shall include any and all claims (i) for damages arising from the rescission of the purchase or the sale of Equity Interests or (ii) for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such claim, which claims are subordinated pursuant to section 510(b) and (c) of the Bankruptcy Code.

                     1.24. ESTATES means the estates of the Debtors as created under section 541 of the Bankruptcy Code.

                     1.25. FINAL ORDER means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

                     1.26. GENERAL UNSECURED CLAIM means any Claim against the Debtors that is not an Administrative Expense Claim, a Priority Non-Tax Claim, a Priority Tax Claim, a Secured Claim, or a Senior Note Claim.

                     1.27. INDENTURE means that certain Indenture, dated February 2, 2001, pursuant to which IWO Holdings issued the Senior Notes.

                     1.28. INDENTURE TRUSTEE means the indenture trustee identified in the Indenture or any successor to such indenture trustee, but only to the extent such indenture trustee is serving in such capacity as of the Petition Date.

                     1.29. IWO means the Debtors.

                     1.30. IWO ESCROW COMPANY means the newly-formed Delaware corporation which will initially issue the New Notes and which will be merged with and into Reorganized IWO Holdings on the Consummation Date.

                     1.31. LENDERS means the lenders from time to time party to the Secured Credit Agreement and any assignee thereof as permitted under the Secured Credit Agreement.

                     1.32. LETTERS OF CREDIT means any letters of credit issued and outstanding under the Secured Credit Agreement.

                     1.33. LIEN has the meaning set forth in section 101(37) of the Bankruptcy Code.

                     1.34. MANAGEMENT AGREEMENT means the Management Agreement among US Unwired and Debtors dated as of April 1, 2004.

                     1.35. MANAGEMENT INCENTIVE PLAN means a management equity incentive plan, which is substantially in the form to be annexed to the Plan of Reorganization Supplement and which may be adopted by the board of directors of Reorganized IWO Holdings following the Consummation Date.

                     1.36. NEW COMMON STOCK means the shares of common stock of Reorganized IWO Holdings to be distributed to holders of Allowed Senior Note Claims pursuant to section 4.4 of the Plan of Reorganization.

                     1.37. NEW NOTES means the notes being issued in connection with the New Notes Offering.

                     1.38. NEW NOTES OFFERING means the Senior Secured Floating Rate Notes due in seven years and the Senior Discount Notes due in ten years, each to be issued by IWO Holdings through a newly-formed wholly owned subsidiary, IWO Escrow Company, in connection with the Reorganization Cases, as described in the offering memorandum issued in connection therewith, a copy of which will be annexed to the Plan of Reorganization Supplement.

                     1.39. OLD COMMON STOCK INTEREST means any Equity Interest, including all rights, interests and Claims (including Claims for fraud, misrepresentation, rescission, reimbursement, contribution or damages) arising under or in connection with (i) all agreements entered into by the Debtors in connection with the issuance of or otherwise related to such interests or (ii) the purchase or sale of such interests.

                     1.40. OTHER SECURED CLAIMS means any Secured Claim not constituting a Secured Credit Agreement Claim.

                     1.41. PERSON means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                     1.42. PETITION DATE means the date on which the Debtors commenced the Reorganization Cases.

                     1.43. PLAN OF REORGANIZATION OR PLAN means this Joint Plan of Reorganization dated as of January 4, 2005, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

                     1.44. PLAN OF REORGANIZATION SUPPLEMENT means the supplement to this Plan of Reorganization containing certain documents relevant to the implementation of this Plan, including, but not limited to the Restated Certificate of Incorporation, the Restated Bylaws, the list of initial members of the Board of Directors of Reorganized IWO Holdings, the Sprint Settlement, the Management Incentive Plan, the offering memorandum issued in connection with the New Notes Offering, and the Registration Rights Agreement, to be filed with the Bankruptcy Court as early as the Petition Date, but no later than ten (10) days before the Confirmation Hearing.

                     1.45. PRIORITY NON-TAX CLAIM means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(2), (3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

                     1.46. PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                     1.47. RATABLE PROPORTION means, with reference to any distribution on account of any Allowed Claim in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in the same Class.

                     1.48. REGISTRATION RIGHTS AGREEMENT means the agreement, substantially in the form to be annexed to the Plan of Reorganization Supplement, which provides that Reorganized IWO Holdings will provide certain registration rights to certain holders of the New Common Stock.

                     1.49. RELEASE PARTIES means the Senior Noteholder Committee, the Indenture Trustee, the Lenders, the Agent, the Steering Committee of Lenders, and US Unwired, and each of their respective successors, predecessors, control persons, members, officers, directors, agents, employees, advisors (including any attorneys, financial advisors, investment bankers, accountants, and other professionals retained by such Persons or entities), affiliates, and representatives.

                     1.50. REORGANIZATION CASES means the Debtors' voluntary cases filed with the Bankruptcy Court under chapter 11 of the Bankruptcy Code.

                     1.51. REORGANIZED IWO HOLDINGS means IWO Holdings, as it will be reorganized as of the Consummation Date in accordance with this Plan of Reorganization.

                     1.52. REORGANIZED DEBTORS means the Debtors, as they will be reorganized as of the Consummation Date in accordance with this Plan of Reorganization.

                     1.53. RESTATED BYLAWS means the restated bylaws to be adopted by Reorganized IWO Holdings upon the Consummation Date, substantially in the form annexed to the Plan of Reorganization Supplement.

                     1.54. RESTATED CERTIFICATE OF INCORPORATION means the amended or restated certificate of incorporation to be adopted by Reorganized IWO Holdings and filed with the Secretary of State of Delaware on or about the Consummation Date, which shall be substantially in the form annexed to the Plan of Reorganization Supplement.

                     1.55. SECURED CLAIM means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (i) as set forth in this Plan of Reorganization, (ii) as agreed to by the holder of such Claim and the Debtors or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

                     1.56. SECURED CREDIT AGREEMENT means that certain Secured Credit Agreement dated December 20, 1999, among Independent Wireless One Corporation, the Lenders, the Agent, and the other parties thereto, as amended from time to time.

                     1.57. SECURED CREDIT AGREEMENT CLAIM means a Claim of a Lender arising out of the Secured Credit Agreement.

                     1.58. SENIOR NOTES means the senior notes issued by IWO Holdings under the Indenture.

                     1.59. SENIOR NOTE CLAIM means the Claim of a holder of Senior Notes as of the Petition Date.

                     1.60. SENIOR NOTEHOLDER COMMITTEE means the informal committee of holders of a majority of the Senior Note Claims that was formed prior to the Petition Date.

                     1.61. SPRINT PCS means Sprint Spectrum, L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, WirelessCo., L.P., a Delaware limited partnership, Sprint Communications Company, L.P., a Delaware limited partnership, and Sprint Corporation, a Kansas corporation.

                     1.62. SPRINT AGREEMENTS means the following agreements between Sprint PCS and the Debtors: (i) the Sprint PCS Management Agreement, dated February 9, 1999, (ii) the Sprint PCS Services Agreement, dated February 9, 1999, (iii) the Sprint Trademark and Service Mark License Agreement, dated February 9, 1999, and (iii) the Sprint Spectrum Trademark and Service Mark License Agreement, dated February 9, 1999.

                     1.63. SPRINT AMENDMENTS means the amendments to the Sprint Agreements to be effectuated in connection with the Sprint Settlement, as described in more detail in the Disclosure Statement and which will be annexed to the Plan of Reorganization Supplement.

                     1.64. SPRINT SETTLEMENT means that certain agreement by and among Sprint PCS and the Debtors, as described in more detail in the Disclosure Statement and which will be annexed to the Plan of Reorganization Supplement, pursuant to which the parties agree to (i) a cash payment to settle all disputes between the parties as of October 31, 2004, (ii) the Sprint Amendments, and
(iii) a mutual release.

                     1.65. STEERING COMMITTEE OF LENDERS means the steering committee of Lenders.

                     1.66. US UNWIRED means US Unwired Inc., a Louisiana corporation.

B. Interpretation; Application of Definitions and Rules of Construction.

                     Unless otherwise specified, all section, schedule or exhibit references in this Plan of Reorganization are to the respective section in, article of, or schedule or exhibit to, this Plan of Reorganization or the Plan of Reorganization Supplement, as the same may be amended, waived or modified from time to time. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Plan of Reorganization as a whole and not to any particular section, subsection or clause contained in this Plan of Reorganization. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of this Plan of Reorganization. The headings in this Plan of Reorganization are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

                                    SECTION 2

                            PROVISIONS FOR PAYMENT OF
                          ADMINISTRATIVE EXPENSE CLAIMS
                             AND PRIORITY TAX CLAIMS
                             -----------------------

                     2.1. Administrative Expense Claims.

                     On the Consummation Date, except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a less favorable treatment of such Administrative Expense Claim, the Reorganized Debtors shall pay, in full satisfaction, settlement and release of and in exchange for such Allowed Administrative Expense Claim, to each holder of an Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors or liabilities arising under loans or advances to or other obligations incurred by the Debtors shall be assumed and paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements or regulations governing, instruments evidencing or other documents relating to such transactions.

                     2.2. Professional Compensation and Reimbursement Claims.

                     Each Person retained or requesting compensation in the Reorganization Cases pursuant to sections 330 or 503(b) of the Bankruptcy Code will be required to file an application for allowance of final compensation and reimbursement of expenses in the Reorganization Cases through the Confirmation

Date on or before a date to be determined by the Bankruptcy Court in the Confirmation Order or any other order of the Bankruptcy Court. Objections to any application made under section 2.2 of the Plan of Reorganization will be filed on or before a date to be fixed and determined by the Bankruptcy Court in the Confirmation Order or such other order of the court.

                     2.3. Priority Tax Claims.

                     On the Consummation Date, except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment of such Allowed Priority Tax Claim, the Reorganized Debtors shall pay, in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim, to each holder of an Allowed Priority Tax Claim (i) Cash in an amount equal to such Allowed Priority Tax Claim or (ii) equal annual Cash payments commencing on the Consummation Date in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 5%, over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Priority Tax Claim. All Allowed Priority Tax Claims which are not due and payable on or before the Consummation Date shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. There will not be a bar date for Priority Tax Claims.

                                    SECTION 3

                            CLASSIFICATION OF CLAIMS
                              AND EQUITY INTERESTS
                              --------------------

                     The Plan is premised upon the substantive consolidation of the Debtors for Plan purposes only. Accordingly, for Plan purposes, the assets and liabilities of the Debtors are deemed the assets and liabilities of a single, consolidated entity and no value is ascribed to the stock of the subsidiaries of IWO Holdings. The categories of Claims and Equity Interests listed below, other than Administrative Expense Claims and Priority Tax Claims, are classified for all purposes, including voting, confirmation, and distribution pursuant to the Plan of Reorganization, as follows:

------------------ --------------------------------------------- --------------------- ----------------------------------
      CLASS                           DESIGNATION                     IMPAIRMENT               ENTITLED TO VOTE
------------------ --------------------------------------------- --------------------- ----------------------------------
Class 1            Priority Non-Tax Claims                       Unimpaired            No (deemed to accept)
------------------ --------------------------------------------- --------------------- ----------------------------------
Class 2            Secured Credit Agreement Claims               Unimpaired            No (deemed to accept)
------------------ --------------------------------------------- --------------------- ----------------------------------
Class 3            Other Secured Claims                          Unimpaired            No (deemed to accept)
------------------ --------------------------------------------- --------------------- ----------------------------------
Class 4            Senior Note Claims                            Impaired              Yes
------------------ --------------------------------------------- --------------------- ----------------------------------
Class 5            General Unsecured Claims                      Unimpaired            No (deemed to accept)
------------------ --------------------------------------------- --------------------- ----------------------------------
Class 6            Old Common Stock Interests                    Impaired              No (deemed to reject)
------------------ --------------------------------------------- --------------------- ----------------------------------

                                   SECTION 4

                       PROVISIONS FOR TREATMENT OF CLAIMS
                              AND EQUITY INTERESTS
                              --------------------

                     4.1. Priority Non-Tax Claims (Class 1).

                     (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Priority Non-Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                     (b) Distributions. On the Consummation Date, except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment of such Allowed Priority Non-Tax Claim, each Allowed Priority Non-Tax Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims which are not due and payable on or before the Consummation Date shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                     4.2. Secured Credit Agreement Claims (Class 2).

                     (a) Impairment and Voting. Class 2 is unimpaired by the Plan. Each holder of an Allowed Secured Credit Agreement Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                     (b) Distributions. On the Consummation Date, (i) each holder of an Allowed Secured Credit Agreement Claim shall receive payment in full, in Cash, of the outstanding principal amount of its claim, any accrued and unpaid interest thereon, and any other amounts contractually owing to such holder under the Secured Credit Agreement; (ii) the Letters of Credit issued and outstanding immediately prior to the Consummation Date will be (x) cancelled and returned to the Agent, (y) covered fully by a backstop letter of credit, in form and substance acceptable to the Agent, issued by a bank acceptable to the Agent, or (z) if consented to by the Agent in its sole discretion, secured by cash collateral in the amount of 105% of the aggregate available amount of such Letters of Credit; and (iii) the Agent, each holder of an Allowed Secured Credit Agreement Claim, and each advisor of the Agent shall be entitled to retain all prepetition payments made under the Secured Credit Agreement and all amounts paid to such persons as adequate protection, in each case free of setoff, deduction, avoidance or other impairment.

                     (c) Allowed. Each Secured Credit Agreement Claim is an Allowed Secured Credit Agreement Claim. As of the Petition Date, the aggregate principal amount of the Secured Credit Agreement Claims in respect of loans made under the Secured Credit Agreement was $215,000,000 (not including Letters of Credit in the aggregate amount of $1,611,100 issued and outstanding as of the Petition Date).

                     4.3. Other Secured Claims (Class 3).

                     (a) Impairment and Voting. Class 3 is unimpaired by the Plan. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                     (b) Distributions. On the Consummation Date, except to the extent that a holder of an Allowed Other Secured Claim agrees to less favorable treatment, each Allowed Other Secured Claim shall be reinstated or rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Claim prior to its stated maturity from and after the occurrence of a default. All Allowed Other Secured Claims that are not due and payable on or before the Consummation Date shall, at the Debtors' option, be paid (i) in the ordinary course of business in accordance with the course of practice between the Debtors and such holder with respect to such Claim, or (ii) by transfer of the property securing the Allowed Other Secured Claim to the holder of such Claim.

                     4.4. Senior Note Claims (Class 4).

                     (a) Impairment and Voting. Class 4 is impaired by the Plan. Each holder of an Allowed Senior Note Claim is entitled to vote to accept or reject the Plan.

                     (b) Distributions. On the Consummation Date, except to the extent that a holder of an Allowed Senior Note Claim agrees to less favorable treatment, each holder of an Allowed Senior Note Claim shall receive its Ratable Proportion of 100% of the New Common Stock, subject to dilution by any equity of Reorganized IWO Holdings that may be issued in connection with the New Notes Offering or pursuant to the Management Incentive Plan.

                     4.5. General Unsecured Claims (Class 5).

                     (a) Impairment and Voting. Class 5 is unimpaired by the Plan. Each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                     (b) Distributions. On the Consummation Date, or as soon thereafter as is reasonably practicable, except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment of such Allowed General Unsecured Claim, each Allowed General Unsecured Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code. Allowed General Unsecured Claims which are not due and payable on or before the Consummation Date shall be paid thereafter in the ordinary course of business in accordance with the terms of any agreement that governs such General Unsecured Claim or in accordance with the course of practice between the Debtors and such holder with respect to such Claim. The Debtors reserve their rights, however, to dispute the validity of any General Unsecured Claim, whether or not objected to prior to the Consummation Date.

                     4.6. Old Common Stock Interests (Class 6).

                     (a) Impairment and Voting. Class 6 is impaired by the Plan. Each holder of an Allowed Old Common Stock Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

                     (b) Distributions. The holders of Old Common Stock Interests shall not receive any distribution on account of such interests. Each Old Common Stock Interest constitutes an Allowed Old Common Stock Interest. On the Consummation Date, the Allowed Old Common Stock Interests shall be cancelled, and the holders of the Allowed Old Common Stock Interests shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Allowed Old Common Stock Interests.

                                    SECTION 5

                       IDENTIFICATION OF CLASSES OF CLAIMS
                      AND INTERESTS IMPAIRED; ACCEPTANCE OR
                    REJECTION OF THIS PLAN OF REORGANIZATION
                    ----------------------------------------

                     5.1. Holders of Claims and Equity Interests Entitled to
Vote.

                     Each of Class 1 (Priority Non-Tax Claims), Class 2 (Secured Credit Agreement Claims), Class 3 (Other Secured Claims) and Class 5 (General Unsecured Claims) is unimpaired by the Plan of Reorganization, and the holders of Allowed Claims in each of such Classes are conclusively presumed to have accepted the Plan of Reorganization and are not entitled to vote to accept or reject this Plan of Reorganization.

                     Class 4 (Senior Note Claims) is impaired by the Plan of Reorganization, and the holders of Allowed Senior Note Claims are entitled to vote to accept or reject this Plan of Reorganization.

                     Class 6 (Old Common Stock Interests) is impaired by the Plan of Reorganization, and the holders of Class 6 (Old Common Stock Interests) are conclusively presumed to have rejected this Plan of Reorganization and are not entitled to vote to accept or reject this Plan of Reorganization.

                                    SECTION 6

                             MEANS OF IMPLEMENTATION
                             -----------------------

                     6.1. Substantive Consolidation.

                     The Plan of Reorganization is premised upon the substantive consolidation of the Debtors for Plan of Reorganization purposes only. Accordingly, on the Consummation Date, all of the Debtors and their Estates shall, for Plan of Reorganization purposes only, be deemed merged and (i) all assets and liabilities of the Debtors shall be treated for Plan of Reorganization purposes only as though they were merged, (ii) all guarantees of any Debtor of the payment, performance, or collection of obligations of any other Debtor shall be eliminated and canceled, (iii) all joint obligations of two or more Debtors, and all multiple Claims against such entities on account of such joint obligations, shall be considered a single Claim against the Debtors, and (iv) any Claim filed in the Reorganization Cases of any Debtor shall be deemed filed against the consolidated Debtors and a single obligation of the consolidated Debtors on and after the Consummation Date. Such substantive consolidation shall not (other than for Plan voting, treatment, and distribution purposes) affect (a) the legal and corporate structures of the Debtors, (b) any Intercompany Claims, or (c) the equity interests in the subsidiaries of IWO Holdings.

                     6.2. Issuance of New Common Stock.

                     The issuance of the New Common Stock by Reorganized IWO Holdings is authorized without the need for any further corporate action or without any further action by a holder of Claims or Equity Interests in IWO Holdings. On the Consummation Date, 100% of the New Common Stock shall be issued to holders of the Allowed Senior Note Claims (or their designees), subject to dilution by any equity of Reorganized IWO Holdings that may be issued in connection with the New Notes Offering or pursuant to the Management Incentive Plan

                     6.3. Sprint Amendments and Settlement.

                     On the Consummation Date, IWO will pay to Sprint PCS the amounts provided for in the Sprint Settlement, in full satisfaction of all obligations due to Sprint PCS through October 31, 2004 and the Reorganized Debtors' relationship with Sprint PCS will be governed by the Sprint Agreements, as amended by the Sprint Amendments. Copies of the Sprint Amendments and the Sprint Settlement will be filed with the Bankruptcy Court as part of the Plan of Reorganization Supplement. The entry of the Confirmation Order shall constitute the approval by the Bankruptcy Court of the Sprint Settlement, including the Sprint Amendments, and shall authorize the Debtors to enter into and to consummate the Sprint Settlement.

                     6.4. Cancellation of Existing Securities and Agreements.

                     On the Consummation Date, the Secured Credit Agreement, the Indenture, the Old Common Stock Interests, or any other agreements or commitments, contractual or otherwise, obligating IWO Holdings to issue, transfer or sell Old Common Stock Interests or any other Equity Interests of IWO Holdings shall be cancelled; provided, however, that the Indenture shall continue in effect solely for the purpose of allowing the Indenture Trustee to make the distributions on account of Senior Note Claims under the Plan of Reorganization and allowing the Indenture Trustee to receive its fees and expenses in full and in Cash on the Consummation Date.

                     6.5. Possible Conversion of Independent Wireless One Corporation into a Limited Liability Company.

                     In connection with the implementation of the Plan of Reorganization, the Debtors may, in their discretion, convert Independent Wireless One Corporation from a corporation to a limited liability company.

                     6.6. Registration Rights.

                     Any holder of Senior Notes receiving distributions of New Common Stock issued on the Consummation Date that is not entitled to an exemption from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code, or whose resale of the New Common Stock is otherwise restricted, shall be entitled to become a party to the Registration Rights Agreement. The New Common Stock Registration Rights Agreement shall be as set forth in the Plan of Reorganization Supplement.

                     6.7. The New Notes Offering.

                     On the Consummation Date, IWO Escrow Company, the issuer of the New Notes, shall be merged with and into Reorganized IWO Holdings, and the New Notes shall become the obligation of Reorganized IWO Holdings and shall be guaranteed by each of the subsidiaries of Reorganized IWO Holdings.

                     6.8. General Corporate Action.

                     (a) Restated Certificate of Incorporation and Restated Bylaws. The Restated Certificate of Incorporation and Restated Bylaws shall be adopted effective as of the Consummation Date. On or about the Consummation Date, Reorganized IWO Holdings shall adopt the Restated Certificate of Incorporation and file it with the Secretary of State of Delaware. In addition, on or about the Consummation Date, the certificates of incorporation of the other Debtors shall be amended and filed with the Secretary of State of Delaware.

                     (b) Board of Directors of Reorganized IWO Holdings. On the Consummation Date, the operation of Reorganized IWO Holdings shall become the general responsibility of its Board of Directors, subject to, and in accordance with, its certificate of incorporation and bylaws. The initial Board of Directors of Reorganized IWO Holdings shall consist of 5 members all of whom shall be selected by the Senior Noteholder Committee. The initial members of the Board of Directors of Reorganized IWO Holdings shall be disclosed in the Plan of Reorganization Supplement or such other filing as may be made with the Bankruptcy Court prior to the Confirmation Date. The Board of Directors of the other Debtors shall be as set forth in the Plan of Reorganization Supplement or such other filing as may be made with the Bankruptcy Court prior to the Confirmation Date.

                     (c) Officers of Reorganized IWO Debtors. The initial officers of the Reorganized Debtors, together with biographical information, shall be disclosed in a filing to be made with the Bankruptcy Court prior to the Confirmation Date. The selection of officers of the Reorganized Debtors after the Consummation Date shall be as provided in their respective restated certificates of incorporation and restated bylaws or other organizational documents of the Reorganized Debtors.

                                    SECTION 7

                       PROVISIONS GOVERNING DISTRIBUTIONS
                       ----------------------------------

                     7.1. Date of Distributions.

                     Unless otherwise provided herein, any distributions and deliveries to be made under the Plan of Reorganization shall be made on the Consummation Date or as soon as practicable thereafter. The payments and deliveries required to be made on account of Allowed Secured Credit Agreement Claims and Letters of Credit under section 4.2(b)(i) and (ii) of the Plan of Reorganization shall be made on the Consummation Date. In the event that any payment or act under the Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

                     7.2. Disbursing Agent.

                     All distributions under this Plan of Reorganization shall be made by the Reorganized Debtors as Disbursing Agent or such other entity designated by the Reorganized Debtors as a Disbursing Agent on the Consummation Date. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

                     7.3. Record Date for Distribution.

                     At the close of business on the Distribution Record Date, the transfer ledgers or registers for the Senior Notes shall be closed, and there shall be no further changes in the record holders of the Senior Notes. The Reorganized Debtors and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any Senior Notes occurring after the Distribution Record Date, and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers or registers for the Senior Notes as of the close of business on the Distribution Record Date. The record date for distributions on Secured Credit Agreement Claims shall be the Distribution Record Date.

                     7.4. Delivery of Distributions.

                     Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth in the books and records of IWO or its agents, unless the applicable Reorganized Debtor has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such schedules for such holder; provided, however that all distributions on account of Allowed Secured Credit Agreement Claims required pursuant to section 4.2(b)(i) of the Plan of Reorganization shall be paid to the Agent for distribution to those persons who held Allowed Secured Credit Agreement Claims as of the Distribution Record Date. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Consummation Date. After such date, all unclaimed property or interest in property shall revert to the Reorganized Debtors, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

                     7.5. Manner of Payment Under Plan of Reorganization.

                     At the option of the Disbursing Agent, any Cash payment to be made under the Plan of Reorganization may be made by a check or wire transfer or as otherwise required or provided in applicable agreements; provided, however, that the distributions on account of Allowed Secured Credit Agreement Claims pursuant to section 4.2(b)(i) of the Plan of Reorganization shall be made by wire transfer to the Agent to an account specified by the Agent; provided further, however, that payments to Sprint PCS pursuant to the Sprint Settlement shall be made by wire transfer to Sprint PCS to an account specified by Sprint PCS. All distributions of New Common Stock to the holders of Allowed Senior Note Claims under the Plan of Reorganization shall be made by Reorganized IWO Holdings.

                     7.6. Fractional Shares.

                     No fractional shares of New Common Stock shall be distributed. For purposes of distribution, fractional shares of New Common Stock of 1/2 or more shall be rounded up to the next whole number and of less than 1/2 shall be rounded down to the next whole number.

                     7.7. Allocation of Plan Distributions Between Principal and Interest.

                     Under the Plan of Reorganization, distributions in respect of Allowed Senior Note Claims shall be allocated first to the principal amount of such Allowed Senior Note Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Allowed Senior Note Claims, to any portion of such Allowed Senior Note Claims for accrued but unpaid interest.

                     7.8. Distribution of New Common Stock.

                     All distributions of New Common Stock or Cash under the Plan of Reorganization shall be made by or on behalf of the applicable Reorganized Debtor in accordance with the Plan of Reorganization.

                     7.9. Setoffs and Recoupment.

                     IWO may, but shall not be required to, set off against, or recoup from, any Claim and the payments to be made pursuant to the Plan of Reorganization in respect of such Claim (other than Secured Credit Agreement Claims), any claims of any nature whatsoever that IWO may have against the claimant, but neither the failure to do so nor the allowance of any claim under the Plan of Reorganization shall constitute a waiver or release by IWO of any such claim it may have against such claimant.

                     7.10. Distributions After Consummation Date.

                     Distributions made after the Consummation Date to holders of Disputed Claims that are not Allowed Claims as of the Consummation Date but which later become Allowed Claims shall be deemed to have been made on the Consummation Date.

                     7.11. Rights and Powers of Disbursing Agent.

                     (a) Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan of Reorganization, (ii) make all distributions contemplated by the Plan of Reorganization, (iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan of

Reorganization, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan of Reorganization.

                     (b) Expenses Incurred On or After the Consummation Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Consummation Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent, shall be paid in Cash by the Reorganized Debtors.

                     7.12. Exculpation.

                     The Debtors, the Reorganized Debtors, US Unwired, the Lenders, the Agent, the Steering Committee of Lenders, the Senior Noteholder Committee, the Indenture Trustee, Sprint PCS, and the Disbursing Agent, and their respective successors, predecessors, control persons, members, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers, accountants, and other professionals retained by such Persons) shall have no liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the negotiation of and the pursuit of approval of the Disclosure Statement or the Plan of Reorganization or the solicitation of votes for, or confirmation of, the Plan of Reorganization, the funding of the Plan of Reorganization, the consummation of the Plan of Reorganization, or the administration of the Plan of Reorganization or the property to be distributed under the Plan of Reorganization, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan of Reorganization.

                     7.13. Exemption from Securities Law.

                     The issuance of the New Common Stock pursuant to the Plan of Reorganization shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code.

                                    SECTION 8

                        PROCEDURES FOR TREATING DISPUTED
                       CLAIMS UNDER PLAN OF REORGANIZATION
                       -----------------------------------

                     8.1. Disputed Claims/Process.

                     Holders of Claims and Equity Interests need not file proofs of claim with the Bankruptcy Court and shall be subject to the Bankruptcy Court process only to the extent provided in the Plan of Reorganization. On and after the Consummation Date, except as otherwise provided herein, all Claims will be paid in the ordinary course of business of the Reorganized Debtors. If the

Debtors dispute any Claim, such dispute shall be determined, resolved or adjudicated, as the case may be, in a manner as if the Reorganization Cases had not been commenced and shall survive the Consummation Date as if the Reorganization Cases had not been commenced, provided, however, that the Debtors may elect, at their sole option, to object under section 502 of the Bankruptcy Code with respect to any proof of claim filed by or on behalf of a holder of a Claim.

                     8.2. Objections to Claims.

                     Except insofar as a Claim is Allowed under the Plan of Reorganization, the Reorganized Debtors shall be entitled to object to Claims. Any objections to Claims shall be served and filed on or before the latest of
(a) sixty (60) days after the Consummation Date, (b) forty-five (45) days after a Claim is filed with the Bankruptcy Court or (c) such date as may be fixed by the Bankruptcy Court.

                     8.3. No Distributions Pending Allowance.

                     If a holder of a Claim files a proof of Claim and the Debtors object to such Claim, no payment or distribution provided under the Plan of Reorganization shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

                     8.4. Distributions After Allowance.

                     To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan of Reorganization. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a final order, the Disbursing Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan of Reorganization as of the Consummation Date, without any interest to be paid on account of such Claim.

                                    SECTION 9

                             TREATMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES
                         ------------------------------

                     9.1. Assumption of Sprint Agreements, as Amended.

                     On the Consummation Date and pursuant to sections 365, 1123(b)(2) and (3) of the Bankruptcy Code, the Debtors shall assume the Sprint Agreements, as amended by the Sprint Amendments.

                     9.2. Assumption of Management Agreement.

                     On the Consummation Date and pursuant to sections 365, 1123(b)(2) and (3) of the Bankruptcy Code (i) the Debtors shall assume the Management Agreement; (ii) the Debtors shall pay to US Unwired all amounts due at that time under, and in accordance with the terms of, the Management Agreement, including, but not limited to, any unpaid Management Fee, the Restructuring Premium, the Early Termination Fee, and the Transaction Fee (all as defined in the Management Agreement), without regard to any provision that expressly or impliedly refers to the approval, belief, satisfaction or any other similar finding of the Chief Restructuring Officer of the Debtors, in full satisfaction of all obligations due US Unwired through the Consummation Date;
(iii) the Management Agreement, unless previously terminated, shall be deemed terminated as of the Consummation Date pursuant to section 5(b) of the Management Agreement and the release contained in section 11.6 of the Plan of Reorganization shall apply to all claims or causes of action against US Unwired that exist as of that date; and (iv) the Transition Period (as defined in the Management Agreement), unless previously commenced, shall commence on the Consummation Date and any and all further amounts due under the Management Agreement in accordance with the Management Agreement after such termination shall be paid on time and without regard to any provision of the Management Agreement that expressly or impliedly refers to the approval, belief, satisfaction or any other similar finding of the Chief Restructuring Officer of the Debtors, provided that US Unwired is not otherwise in breach of its obligations under the Management Agreement.

                     9.3. Assumed Contracts and Leases.

                     Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan of Reorganization, as of the Consummation Date, the Debtors shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed on or before the Confirmation Date or (iv) is set forth in a schedule, as an executory contract or unexpired lease to be rejected, filed as part of the Plan of Reorganization Supplement. The Confirmation Order shall constitute an order of the Bankruptcy Court under sections 365 and 1123(b) of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Consummation Date.

                     Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

                     9.4. Payments Related to Assumption of Contracts and
Leases.

                     Any monetary amounts by which any executory contract and unexpired lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Debtors. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

                     9.5. Rejected Contracts and Leases.

                     Except as otherwise provided herein or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan of Reorganization, none of the executory contracts and unexpired leases to which the Debtors are a party shall be rejected hereunder; provided, however, that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which the Debtors are a party.

                     9.6. Claims Based on Rejection of Executory Contracts or Unexpired Leases.

                     All Claims arising out of the rejection of executory contracts and unexpired leases must be served upon the Debtors and their counsel within 30 days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims not filed within such time shall be forever barred from assertion against the Debtors, their Estates, and their property.

                     9.7. Compensation and Benefit Plans and Treatment of Retirement Plan.

                     Except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and Benefit Plans of the Debtors, including Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed hereunder. The Debtors' obligations under such plans and programs shall survive confirmation of the Plan of Reorganization, except for
(i) executory contracts or Benefit Plans specifically rejected pursuant to the Plan of Reorganization (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract.

                                   SECTION 10

                             CONDITIONS PRECEDENT TO
                                CONSUMMATION DATE
                                -----------------

                     10.1. Conditions Precedent to Consummation Date of Plan of Reorganization.

                     The occurrence of the Consummation Date of the Plan of Reorganization is subject to satisfaction of the following conditions precedent:

                     (a) Confirmation Order. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order. The Confirmation Order shall be in form and substance reasonably satisfactory to the Senior Noteholder Committee, the Agent, and Sprint PCS.

                     (b) Sprint Settlement and Sprint Amendments. The Sprint Settlement and Sprint Amendments, in a form and substance reasonably satisfactory to the Senior Noteholder Committee, shall have been executed and delivered.

                     (c) New Notes Offering. All conditions precedent to the consummation of the New Notes Offering shall have been waived or satisfied in accordance with the terms thereof and the New Notes Offering shall have closed.

                     (d) Execution and Delivery of Other Documents. All other actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan of Reorganization shall have been effected in form and substance reasonably acceptable to the Senior Noteholder Committee.

                     10.2. Waiver of Conditions Precedent.

                     Each of the conditions precedent in section 10.1 of the Plan of Reorganization may be waived, in whole or in part, by the Debtors. None of the conditions precedent in section 10.1 of the Plan of Reorganization may be waived without the prior written consent of the Senior Noteholder Committee and, in the case of the condition precedent in section 10.1(a) of the Plan of Reorganization, the Agent and Sprint PCS, and in the case of the condition precedent in section 10.1(b) of the Plan of Reorganization, Sprint PCS, which consent shall in each case not be unreasonably withheld.

                                   SECTION 11

                             EFFECT OF CONFIRMATION
                             ----------------------

                     11.1. Vesting of Assets.

                     On the Consummation Date, the Debtors, their properties and interests in property and their operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and the estate of the Debtors, as Debtors, shall vest in the Reorganized Debtors. From and after the Consummation Date, the Reorganized Debtors may operate their business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan of Reorganization.

                     11.2. Binding Effect.

                     Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Consummation Date, on and after the Confirmation Date, the provisions of the Plan of Reorganization shall bind any holder of a Claim against, or Equity Interest in, the Debtors and such holder's respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan of Reorganization and whether or not such holder has accepted the Plan of Reorganization.

                     11.3. Discharge of the Debtors.

                     Except to the extent otherwise provided in the Plan of Reorganization, the treatment of all Claims against or Equity Interests in the Debtors under the Plan of Reorganization shall be in exchange for and in complete satisfaction, discharge and release of, all Claims against or Equity Interests in the Debtors of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against their Estate or properties or interests in property. Except as otherwise provided in the Plan of Reorganization, upon the Consummation Date, all Claims against and Equity Interests in the Debtors shall be satisfied, discharged and released in full exchange for the consideration provided under the Plan of Reorganization. Except as otherwise provided in the Plan of Reorganization, all entities shall be precluded from asserting against the Debtors or the Reorganized Debtors or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Consummation Date.

                     11.4. Term of Injunctions or Stays.

                     (a) Except as otherwise expressly provided herein, all Persons or entities who have held, hold or may hold Claims or Equity Interests are permanently enjoined, from and after the Consummation Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against any of the Reorganized Debtors, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Reorganized Debtor with respect to any such Claim or Equity Interest, (iii) creating, perfecting or enforcing any encumbrance of any kind against any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor with respect to any such Claim or Equity Interest, (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor, with respect to any such Claim or Equity Interest, and (v) pursuing any claim released pursuant to section 11.6 of the Plan of Reorganization.

                     (b) Unless otherwise provided, all injunctions or stays arising under or entered during the Reorganization Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Consummation Date.

                     11.5. Indemnification Obligations.

                     Subject to the occurrence of the Consummation Date, the obligations of the Debtors as of the Petition Date to indemnify, defend, reimburse or limit the liability of directors or officers who were directors or officers of the Debtors, on or after the Petition Date, respectively, against any claims or causes of action as provided in the Debtors' certificates of incorporation, bylaws or applicable state law, shall survive confirmation of the Plan of Reorganization, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Petition Date.

                     11.6. Limited Release.

                     On the Consummation Date, the Debtors and the Reorganized Debtors shall release the officers and directors of the Debtors holding office at any time within one year prior to the Petition Date, the Release Parties, and each of their respective agents, employees, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons or entities), affiliates and representatives from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whenever arising and whenever existing (before or after the Consummation Date), in law, at equity, or otherwise (except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court), that the Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or that any holder of a Claim or Equity Interest or other Person or entity would have been able to assert on behalf of the Debtors, based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence, related to the Debtors taking place on or before the Consummation Date.

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
                     In consideration for the distributions received under the Plan of Reorganization, on the Consummation Date, the Release Parties shall be deemed to have released, remised, and forever discharged the Debtors and the Reorganized Debtors and their officers and directors holding office at any time within one year prior to the Petition Date and each of their respective agents, employees, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons or entities), affiliates and representatives from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whenever arising and whenever existing (before or after the Consummation Date), in law, at equity, or otherwise (except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court), that the Release Parties would have been legally entitled to assert in their own right (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence, related to the Debtors, taking place on or before the Consummation Date.

                     Nothing herein shall be deemed to release any rights, claims or interests that any Person may be receiving or retaining pursuant to the Plan of Reorganization on or after the Consummation Date.

                                   SECTION 12

                                WAIVER OF CLAIMS
                                ----------------

                     12.1. Avoidance Actions.

                     Effective as of the Consummation Date, the Debtors shall be deemed to have waived the right to prosecute, and to have settled and released for fair value, any avoidance or recovery actions under sections 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code that belong to the Debtors and/or which the Debtors could have prosecuted as debtors or debtors in possession.

                                   SECTION 13

                            RETENTION OF JURISDICTION
                            -------------------------

                     The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Reorganization Cases and the Plan of Reorganization pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                     (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

                     (b) To determine any and all adversary proceedings, applications and contested matters;

                     (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided in the Plan of Reorganization;

                     (d) To hear and determine any timely objections to Administrative Expense Claims or to proofs of claim and equity interests, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Disputed Equity Interest, in whole or in part;

                     (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                     (f) To issue such orders in aid of execution of the Plan of Reorganization, to the extent authorized by section 1142 of the Bankruptcy Code;

                     (g) To consider any amendments to or modifications of the Plan of Reorganization, or to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                     (h) To hear and determine all applications of retained professionals under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

                     (i) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan of Reorganization, the Confirmation Order, the documents comprising the Plan of Reorganization Supplement, any transactions or payments contemplated by the Plan of Reorganization or any agreement, instrument or other document governing or relating to any of the foregoing;

                     (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including the expedited determination of taxes under section 505(b) of the Bankruptcy Code);

                     (k) To hear any other matter not inconsistent with the Bankruptcy Code;

                     (l) To hear and determine all disputes involving the existence, scope and nature of the discharges granted under section 11.3 of the Plan of Reorganization;

                     (m) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Plan of Reorganization; and

                     (n) To enter a final decree closing the Reorganization
Cases.

                                   SECTION 14

                            MISCELLANEOUS PROVISIONS
                            ------------------------

                     14.1. Payment of Statutory Fees.

                     All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Consummation Date.

                     14.2. Administrative Expenses Incurred After the Confirmation Date.

                     Subject to the terms and conditions of any interim or Final Order of the Bankruptcy Court authorizing the use of cash collateral, administrative expenses incurred by the Debtors or the Reorganized Debtors after the Confirmation Date, including (without limitation) Claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtors or the Reorganized Debtors, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval. The Debtors shall pay the costs and expenses incurred by the Agent (including, without limitation, the reasonable fees and expenses of counsel and the financial advisor to the Agent) in connection with consummation of the Plan of Reorganization.

                     14.3. Intercompany Claims.

                     Notwithstanding anything to the contrary herein, any debts held by a Debtor against another Debtor will be adjusted and discharged to the extent determined appropriate by the Debtors, taking into account the economic condition of the applicable Reorganized Debtor.

                     14.4. Amendment.

                     Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, alterations, amendments or modifications of the Plan of Reorganization may be proposed in writing by the Debtors at any time prior to or after the Confirmation Date, but prior to the Consummation Date and in all cases subject to the approval of the Senior Noteholder Committee, the Agent, and Sprint PCS, which approval shall not be unreasonably withheld. Holders of Claims that have accepted the Plan of Reorganization shall be deemed to have accepted the Plan of Reorganization, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder; provided, however, that any holders of Claims who were deemed to accept the Plan of Reorganization because such Claims were unimpaired shall continue to be deemed to accept the Plan of Reorganization only if, after giving effect to such amendment or modification, such Claims continue to be unimpaired.

                     14.5. Section 1125(e) of the Bankruptcy Code.

                     As of the Confirmation Date, IWO shall be deemed to have solicited acceptances of the Plan of Reorganization in good faith and in compliance with the applicable provisions of the Bankruptcy Code. IWO, US Unwired, and, to the extent they participated in the offer and issuance of securities under the Plan of Reorganization, IWO Escrow Company, the Lenders, the Steering Committee of Lenders, the Agent, the holders of Senior Note Claims, the Senior Noteholder Committee, and Sprint PCS (and each of their respective successors, predecessors, control persons, members, affiliates, agents, directors, officers, employees, investment bankers, financial advisors, accountants, attorneys and other professionals) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the Plan of Reorganization. Accordingly, such entities and individuals shall not be liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan of Reorganization or the offer and issuance of the securities under the Plan of Reorganization.

                     14.6. Compliance with Tax Requirements.

                     In connection with the Plan of Reorganization and all instruments issued in connection herewith and distributed hereunder, any party issuing any instruments or making any distribution under the Plan of Reorganization, including any party described in section 7.2 hereof, shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan of Reorganization shall be subject to any withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan of Reorganization shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution. Any party issuing any instruments or making any distribution under the Plan of Reorganization has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or distributing party for payment of any such tax obligations.

                     14.7. Exemption from Transfer Taxes.

                     Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan of Reorganization, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan of Reorganization, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan of Reorganization shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Petition Date through and including the Consummation Date, including, without limitation, the transfers effectuated under the Plan of Reorganization, the sale by the Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code, and the assumption, assignment, and sale by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan of Reorganization and, thus, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

                     14.8. Expedited Tax Determination.

                     The Reorganized Debtors may request an expedited determination of taxes under 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Debtors for any and all taxable periods ending after the Petition Date through, and including, the Consummation Date.

                     14.9. Severability of Plan Provisions.

                     In the event that, prior to the Confirmation Date, any term or provision of the Plan of Reorganization is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan of Reorganization shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan of Reorganization, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

                     14.10. Governing Law.

                     Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit to the Plan of Reorganization or Plan of Reorganization Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such Exhibit), the rights, duties and obligations arising under the Plan of Reorganization shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws.

                     14.11. No Admissions.

                     If the Consummation Date does not occur, the Plan of Reorganization shall be null and void in all respects, and nothing contained in the Plan of Reorganization shall (a) constitute a waiver or release of any claims by or against, or any interests in, any Debtor, (b) prejudice in any manner the rights of any Debtor or any other party in interest, or (c) constitute an admission of any sort by any Debtor or other party in interest.

                     14.12. Notices.

                     All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                     IWO Holdings, Inc.
                     901 Lakeshore Drive
                     Lake Charles, LA  70601
                     Attn:  James J. Loughlin, Jr.
                     Title:  Chief Restructuring Officer
                     Telephone:  212-340-8420
                     Telecopier:  212-725-9322

                     and

                     Weil, Gotshal & Manges LLP
                     767 Fifth Avenue
                     New York, New York  10153
                     Attn:  Jeffrey L. Tanenbaum, Esq.
                     Telephone:  (212) 310-8000
                     Telecopier: (212) 310-8007

Dated:  January 4, 2005

                       Respectfully submitted,

                       IWO HOLDINGS, INC.
                       INDEPENDENT WIRELESS ONE CORPORATION
                       INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION

                       By:  /s/ James J. Loughlin, Jr.
                            ------------------------------------------
                       Name:  James J. Loughlin, Jr.
                       Title:  Chief Restructuring Officer



COUNSEL:

/s/ Jeffrey L. Tanenbaum
----------------------------------------------
Jeffrey L. Tanenbaum, Esq. (JT 9797)
Weil, Gotshal & Manges LLP
Attorneys for the Debtors
767 Fifth Avenue
New York, New York  10153

(212) 310-8000

                                                                     Exhibit B

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

---------------------------------------------X
IN RE                                        :          CHAPTER 11 CASE NO.
                                             :
IWO HOLDINGS, INC., ET AL.,                  :          05-10009 (PJW)
                                             :
                                             :          (JOINTLY ADMINISTERED)
                            DEBTORS.         :
---------------------------------------------X

                NOTICE OF (I) ENTRY OF ORDER CONFIRMING DEBTORS'
                JOINT PLAN OF REORGANIZATION PURSUANT TO SECTION
                    1129 OF THE BANKRUPTCY CODE AND RULE 3020
                  OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE
                       AND (II) OCCURRENCE OF CONSUMMATION
                  DATE OF DEBTORS' JOINT PLAN OF REORGANIZATION
                  ---------------------------------------------

TO CREDITORS, EQUITY INTEREST HOLDER, AND OTHER PARTIES IN INTEREST:

                     PLEASE TAKE NOTICE that an order (the "Confirmation Order") of the Honorable Peter J. Walsh, United States Bankruptcy Judge, confirming the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated January 4, 2005 (as amended and supplemented, the "Plan"), of IWO Holdings, Inc. ("IWO Holdings"), Independent Wireless One Corporation ("IWO Corp."), and Independent Wireless One Leased Realty Corporation (collectively with IWO Holdings and IWO Corp., the "Debtors"), was entered by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on February 9, 2005. Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Confirmation Order.

                     PLEASE TAKE FURTHER NOTICE that the Confirmation Order is available for inspection during regular business hours in the office of the Clerk of the Bankruptcy Court, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801. The Confirmation Order is also available by accessing the Bankruptcy Court's website www.deb.uscourts.gov. Please note that a PACER password and login are required to access documents on the Bankruptcy Court's website.

                     PLEASE TAKE FURTHER NOTICE that the Consummation Date of the Plan occurred on February 10, 2005.

                     PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any holder of a Claim against, or Equity Interest in, the Debtors and such holder's respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder or entity voted to accept the Plan.


Dated:  New York, New York
        February 11, 2005

                                       RICHARDS, LAYTON & FINGER, P.A.
                                       One Rodney Square
                                       P.O. Box 551
                                       Wilmington, Delaware  19899
                                       Telephone:  (302) 651-7700


                                       -and-

                                       WEIL, GOTSHAL & MANGES LLP
                                       767 Fifth Avenue
                                       New York, New York  10153
                                       Telephone:  (212) 310-8000

                                       Attorneys for Debtors and
                                       Debtors in Possession













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